                                                           Exhibit No. EX-99.a.8

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                              ARTICLES OF AMENDMENT

     DFA INVESTMENT  DIMENSIONS GROUP INC., a Maryland  corporation,  having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     FIRST: The Corporation is registered as an open-end  management  investment company under the Investment Company Act of 1940, as amended.

     SECOND:  The charter of the Corporation,  as restated (the  "Charter"),  is further  amended by  changing  the name of the "U.S.  Small Cap Value  Portfolio
Shares-Investor  Class"  sub-class  of  common  stock  of  the  class  of  stock designated  "U.S.  Small Cap Value  Portfolio  Shares" of the Corporation to the
"U.S. Small Cap Value Portfolio Shares" sub-class of common stock.

     THIRD:  The foregoing  amendment to the Charter as set forth above has been duly approved by a majority of the entire Board of Directors of the  Corporation as required  by law and is limited to a change  expressly  permitted  by Section
2-605(a)(2) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     FOURTH: The amendment to the Charter as set forth above does not change the
preferences,   conversion  or  other  rights,   voting   powers,   restrictions,
limitations  as  to  dividends,   qualifications,  or  terms  or  conditions  of
redemption  of the shares of the class of common stock of the  Corporation  that are the subject of the amendment.

     FIFTH:  These Articles of Amendment shall become  effective on the 12th day of May, 2006.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles of Amendment to be  signed in its name and on its  behalf on this 28th day of April,  2006 by its Vice President,  who  acknowledges  that these Articles of Amendment are the act of the  Corporation  and that to the best of her knowledge,  information and belief and under penalties of perjury,  all matters and facts  contained  herein are true in all material respects.

                                   DFA INVESTMENT DIMENSIONS GROUP INC.

                                   By:   /s/Catherine L. Newell
                                         Catherine L. Newell
                                         Vice President

ATTEST:       /s/Richard A. Eustice
              Richard A. Eustice
              Assistant Secretary